Report of Independent Registered
Public Accounting Firm


To the Board of Trustees
and Shareholders of Russell Investment
Company:

In planning and performing our
audit of the financial statements of
Russell Investment Company (the Funds)
as of and for the year ended October
31, 2006, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered the
Funds' internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Funds' internal control over financial
reporting.  Accordingly, we express
no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Funds' internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  Such internal
control over financial reporting
includes policies and procedures that
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a companys assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects
the funds' ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the funds' annual
or interim financial statements that
is more than inconsequential will not
be prevented or detected.  A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material misstatement
of the annual or interim financial
statements will not be prevented or
detected.

Our consideration of the Funds'
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
significant deficiencies or material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds' internal control over
financial reporting and its operation,
including controls for safeguarding
securities that we consider to be
material weaknesses as defined above
as of October 31, 2006.

This report is intended solely for the
information and use of management and
the Board of Trustees of Russell
Investment Company and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

Signature PricewaterhouseCoopers LLP

Seattle, Washington
December 22, 2006